UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: March 11, 2009
(Date of earliest event reported )
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

28925 Fountain Parkway, Solon, Ohio	44139

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (440) 519-8700

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	On March 11, 2009, Agilysys, Inc. (the “Company”) and Ramius LLC and its affiliates (collectively, “Ramius”) entered into a Settlement Agreement (the “Agreement”) to settle the proxy contest regarding the election of directors to the Board at the Company’s 2008 Annual Meeting of Shareholders scheduled for March 26, 2009 (the “2008 Annual Meeting”). As part of the Agreement, the Company asked for the resignations of Charles F. Christ and Eileen M. Rudden from the Company’s Board of Directors (the “Board”), which were tendered on March 11, 2009.

The press release issued by the Company on March 11, 2009 announcing these resignations is attached as Exhibit 99.1 hereto.

(d)	Under the terms of the Agreement with the Ramius, the Board appointed Mr. Steve Tepedino and Mr. John Mutch to fill the vacancies resulting from Mr. Christ’s and Ms. Rudden’s resignations, effective March 11, 2009.

Messrs. Tepedino and Mutch were appointed as Class C Directors, and their remaining terms as Class C Directors will expire at the Company’s 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”), at which time Messrs. Tepedino and Mutch will stand for re-election to the Board by the Company’s shareholders pursuant to the terms of the Agreement.

Each of Messrs. Tepedino and Mutch will receive compensation for his service as a Director consistent with that of the Company’s other Directors who are not employees or consultants of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 19, 2009 under the caption, “Director Compensation for Fiscal Year 2008,” which portion of such proxy statement is incorporated herein by reference.

RCG Starboard Advisors, one of the Ramius entities, and Messrs. Tepedino and Mutch, previously entered into compensation letter agreements (the “Compensation Letter Agreements”) regarding compensation to be paid to the Messrs. Tepedino and Mutch for their agreement to be named and to serve as Directors of the Company. Pursuant to the terms of the Compensation Letter Agreements, RCG Starboard Advisors has agreed to pay each of Messrs. Tepedino and Mutch (i) $10,000 in cash as a result of the submission by Value and Opportunity Master Fund, another Ramius entity, of its nomination of Messrs. Tepedino and Mutch to the Company and (ii) $10,000 in cash upon the filing of a definitive proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies in favor of each of Messrs. Tepedino and Mutch’s election as a Director at the 2008 Annual Meeting. Pursuant to the Compensation Letter Agreements, each of Messrs. Tepedino and Mutch agreed to use such compensation to acquire securities of the Company (the “Nominee Shares”) at such time that each of Messrs. Tepedino and Mutch shall determine, but in any event no later than 14 days after receipt of such compensation. Each of Messrs. Tepedino and Mutch agreed not to sell, transfer or otherwise dispose of any Nominee Shares within two years of appointment as a Director; provided, however, in the event that the Company enters into a business combination with a third party, Messrs. Tepedino and Mutch may sell, transfer or exchange the Nominee Shares in accordance with the terms of such business combination.

There are no transactions in which either Mr. Tepedino or Mr. Mutch has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

At this time, the Board has not determined which committees of the Board upon which either of Mr. Tepedino or Mr. Mutch will serve.

Pursuant to the Agreement, Ramius, which beneficially owns approximately 13% of the Company’s outstanding shares, has agreed to support the Company’s slate of Directors for the 2008 Annual Meeting and the 2009 Annual Meeting. In addition, Ramius has agreed that, until 10 days prior to deadline for submission of shareholder proposals for the 2010 Annual Meeting (the “Standstill Period”), it will not:
▪	engage in any solicitation of proxies or consents with respect to the securities of the Company;

▪	seek to influence any person with respect to the voting or disposition of any securities of the Company at the 2008 Annual Meeting and the 2009 Annual Meeting;

▪	initiate, propose or solicit shareholders for the approval of any shareholder proposal;

▪	form, or otherwise participate in, any “group” with respect to the securities of the Company, other than a “group” that includes all or some lesser number of the members of the Ramius Group, but does not include any other members who were not members of the Ramius Group as of the date of the Agreement; or

▪	subject any securities of the Company to any voting arrangement or agreement.

Pursuant to the Agreement, the Company:
▪	will support Mr. Tepedino and Mr. Mutch for re-election at the Company’s 2009 Annual Meeting;

▪	will not, from the date of the Agreement up to and including the date of the Company’s 2010 Annual Meeting of Shareholders (the “2010 Annual Meeting”), take any action to limit or otherwise restrict the rights of the Company’s shareholders by amending the Company’s Amended Code of Regulations or otherwise;

▪	will not expand the size of its Board beyond its current size of nine (9) Directors before the 2010 Annual Meeting; and

▪	will disband the Executive Committee of the Board no later than the next regularly scheduled meeting of the Board.
Furthermore, the Company agreed that one of Messrs. Mutch or Tepedino will be included as a member of any special committee that is established by the Board while Messrs. Mutch and Tepedino are serving as Directors of the Board.
Furthermore, Ramius agreed that if, during the Standstill Period, the total number of the Company’s common shares held in the aggregate by Ramius falls below an amount equal to 3% of the Company’s outstanding shares, one of Messrs. Mutch or Tepedino (or their replacements) shall tender to the Company an irrevocable resignation letter in a form satisfactory to the Company, pursuant to which he shall resign from the Board and the right of Ramius to recommend a replacement Director to fill such vacancy as provided in the Agreement shall automatically terminate, subject to certain limitations.
The foregoing discussion of the terms and conditions of the Agreement does not purport to be complete and is subject to and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The press release issued by the Company on March 11, 2009 announcing the Agreement is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Settlement Agreement between Agilysys, Inc. and Ramius dated March 11, 2009

99.1	Press Release issued by Agilysys, Inc. on March 11, 2009 announcing the Settlement Agreement with Ramius

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kenneth J. Kossin, Jr.
Kenneth J. Kossin, Jr.
Senior Vice President and Chief Financial Officer

Date: March 17, 2009

Exhibit Index

Exhibit Number	Description

10.1	Settlement Agreement between Agilysys, Inc. and Ramius dated March 11, 2009

99.1	Press Release issued by Agilysys, Inc. on March 11, 2009 announcing the Settlement Agreement with Ramius